Exhibit 10.13

[Execution]

TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT, dated February 3, 2005 (as amended, modified, supplemented, restated or replaced, this “Trademark Security Agreement”), is by and between GREGG APPLIANCES, INC., an Indiana corporation (“Debtor”), with its chief executive office at 4151 East 96th Street, Indianapolis, Indiana 46240, and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, in its capacity as agent for the Lenders described below (in such capacity, “Secured Party”), having an office at 150 South Wacker Drive, Chicago, Illinois 60606.

W I T N E S S E T H:

WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, terms, designs and applications therefor described in Exhibit A hereto and made a part hereof;

WHEREAS, Secured Party, the financial institutions which are parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Debtor have entered into financing arrangements pursuant to which Secured Party and Lenders may make loans and advances and provide other financial accommodations to Debtor as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Debtor, HHG Distributing, LLC, Secured Party and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Trademark Security Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, in order to induce Secured Party and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Debtor pursuant thereto, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. GRANT OF SECURITY INTEREST. As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and a collateral assignment of, the following (being collectively referred to herein as the “Collateral”):

(a) all of Debtor’s now existing or hereafter acquired right, title, and interest in and to: (i) all of Debtor’s trademarks, trade names, trade styles and service marks and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, the trademarks, terms, designs and applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Debtor’s use of any trademarks, trade names, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof (all of the foregoing being collectively referred to herein as the “Trademarks”); and (ii) all prints and labels on which such trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; (c) all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; (d) the right to sue for past, present and future infringements thereof; (e) all rights corresponding thereto throughout the world; and (f) any and all other proceeds of any of the foregoing, including, without limitation, all damages and payments or claims by Debtor against third parties for past or future infringement of the Trademarks.

2. OBLIGATIONS SECURED

The security interest, lien and other interests granted to Secured Party pursuant to this Trademark Security Agreement shall secure the prompt performance, observance and payment in full of any and all of the Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar domestic or foreign statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party or any Lender.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

Debtor hereby represents, warrants and covenants with and to Secured Party the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) Debtor shall pay and perform all of the Obligations according to their terms.

(b) All of the existing Trademarks and all of the other existing Collateral that is material to the operation of the business of Debtor are valid and subsisting in full force and effect and Debtor owns the sole, full and clear title thereto, and the right and power to grant the security interest and collateral assignment granted hereunder. Debtor shall, at Debtor’s expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral consisting of registered Trademarks as registered trademarks and to maintain the existence of all of the Collateral as valid and subsisting, including, without limitation, the filing of any renewal affidavits and applications, in each case to the extent such Collateral is material to the operation of the business of Debtor (it being understood for purposes of this Trademark Security Agreement that the Trademarks set forth on Exhibit A hereto which are marked with an asterisk are material to the operation of the business of Debtor as of the date hereof). The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except: (i) the security interests granted hereunder and pursuant to the Loan Agreement, (ii) the security interests permitted under the Loan Agreement and (iii) the licenses permitted under Section 3(e) below and other non-exclusive licenses that Debtor may grant from time to time in the ordinary course of business as permitted by the Loan Agreement.

(c) Debtor shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive license relating to the Collateral or a non-exclusive license relating to the Collateral which is not permitted by the Loan Agreement, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Secured Party, except as otherwise permitted herein or in the Loan Agreement. Nothing in this Trademark Security Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Debtor shall, at Debtor’s expense, promptly perform all acts and execute all documents requested at any time by Secured Party in good faith to evidence, perfect, maintain, record or enforce the security interest in and collateral assignment of the Collateral granted hereunder or to otherwise further the provisions of this Trademark Security Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to have this Trademark Security Agreement or any other similar security agreement filed with the Commissioner of Patents and Trademarks or any other appropriate federal, state or government office.

(e) As of the date hereof, Debtor does not have any Trademarks registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A hereto, and has not granted any licenses with respect thereto other than as set forth in Exhibit B hereto.

(f) Debtor shall, concurrently with the execution and delivery of this Trademark Security Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit C annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party’s exercise of the rights and remedies granted to Secured Party hereunder.

(g) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as reasonably requested by Secured Party in good faith to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest and collateral assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, attorneys’ fees and legal expenses. Debtor shall be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

(h) Debtor shall notify Secured Party in writing within thirty (30) days following the filing of any application for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country. If, after the date hereof, Debtor shall (i) obtain any registered trademark or trade name, or apply for any such registration in the United States Patent and Trademark Office or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any trademark registrations or applications for trademark registration used in the United States, any State thereof, any political subdivision thereof or in any other country, the provisions of Section 1 hereof shall automatically apply thereto. Upon the request of Secured Party, Debtor shall promptly execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the security interest in and collateral assignment of such Trademark in favor of Secured Party.

(i) Debtor has not abandoned any of the Trademarks and Debtor will not do any act, nor omit to do any act, whereby the Trademarks may become abandoned, invalidated, unenforceable, avoided, or avoidable, except that, with the prior written consent of Secured Party, Debtor may abandon any Trademark that is no longer material to the operation of its business. Debtor shall notify Secured Party immediately if it knows or has reason to know of any reason why any application, registration, or recording with respect to the Trademarks may become abandoned, canceled, invalidated, avoided, or avoidable.

(j) Debtor shall render any assistance, as Secured Party shall determine is necessary, to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Trademarks as Debtor’s exclusive property and to protect Secured Party’s interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(k) To Debtor’s knowledge, no material infringement or unauthorized use presently is being made of any of the Trademarks that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Trademark Security Agreement granted to Secured Party, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Secured Party hereunder. There has been no judgment holding any of the Trademarks invalid or unenforceable, in whole or in part, nor is the validity or enforceability of any of the Trademarks presently being questioned in any litigation or proceeding to which Debtor is a party. Debtor shall promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any term or design which infringes on any Trademark or is likely to cause confusion with any Trademark. If requested by Secured Party, Debtor, at Debtor’s expense, shall join with Secured Party in such action as Secured Party, in Secured Party’s discretion, may deem advisable for the protection of Secured Party’s interest in and to the Trademarks that are material to the operation of the business of Debtor.

(l) Debtor assumes all responsibility and liability arising from the use of the Trademarks and Debtor hereby indemnifies and holds Secured Party and Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof). The foregoing indemnity shall survive the payment of the Obligations, the termination of this Trademark Security Agreement and the termination or non-renewal of the Loan Agreement.

(m) Debtor shall promptly pay Secured Party and Lenders for any and all expenditures made by Secured Party or any Lender pursuant to the provisions of this Trademark Security Agreement or for the defense, protection or enforcement of the Obligations, the Collateral, or the security interests and collateral assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and reasonable attorneys’ fees and legal expenses. Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

4. EVENTS OF DEFAULT

The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.

5. RIGHTS AND REMEDIES

At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Secured Party, whether provided under this Trademark Security Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Trademarks or any marks similar thereto for any purpose whatsoever. Secured Party may make use of any Trademarks for the sale of goods, completion of work-in-process or rendering of services or otherwise in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor or for such other reason as Secured Party may determine.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) days prior written notice to Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Debtor shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 3(f) hereof, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys’ fees and legal expenses. Debtor agrees that Secured Party and Lenders have no obligation to preserve rights to the Trademarks against any other parties.

(e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to the Obligations in the order set forth in the Financing Agreements. Debtor shall remain liable to Secured Party for any of the Obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Secured Party on demand any such unpaid amount, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement.

(f) Upon Secured Party’s request therefore, Debtor shall supply to Secured Party or to Secured Party’s designee, Debtor’s knowledge and expertise relating to the manufacture, sale and distribution of the products and services bearing the Trademarks and Debtor’s customer lists and other records relating to the Trademarks and the distribution thereof.

(g) Nothing contained herein shall be construed as requiring Secured Party or any Lender to take any such action at any time. All of Secured Party’s and any Lender’s rights and remedies, whether provided under this Trademark Security Agreement, the other Financing

Agreements, applicable law, or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

6. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Trademark Security Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County, New York and the United States District Court for the Southern District of New York, whichever Secured Party may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Trademark Security Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Debtor and Secured Party or any Lender in respect of this Trademark Security Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party’s option, by service upon Debtor in any other manner provided under the rules of any such courts.

(d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS TRADEMARK SECURITY AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND SECURED PARTY OR ANY LENDER IN RESPECT OF THIS TRADEMARK SECURITY AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AND SECURED PARTY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS TRADEMARK SECURITY

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Notwithstanding any other provision contained herein, Secured Party and Lenders shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Trademark Security Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Trademark Security Agreement and the other Financing Agreements.

7. MISCELLANEOUS

(a) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	Gregg Appliances, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Attention: Jerry W. Throgmartin
Telecopier No.: 317-848-8768

If to Secured Party:	Congress Financial Corporation (Central), as Agent
150 South Wacker Drive
Chicago, Illinois 60606
Attention: Portfolio Manager
Telecopier No.: 312-332-0424

(b) Capitalized terms used and not defined herein and all references to the terms “reasonable” and “good faith” shall have the meanings assigned to them in the Loan Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Debtor, Secured Party and any Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Trademark Security Agreement” and words of similar import when used in this Trademark Security Agreement shall refer to this Trademark Security Agreement as a whole and not any particular provision of this Trademark

Security Agreement and as this Trademark Security Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is cured or waived in accordance with the terms of the Loan Agreement. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(c) This Trademark Security Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and Lenders and their respective successors and assigns.

(d) If any provision of this Trademark Security Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Trademark Security Agreement as a whole, but this Trademark Security Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(e) Neither this Trademark Security Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party (in the case of a waiver or discharge) or by an authorized officer of Secured Party and Debtor (in the case of an amendment or modification). Secured Party and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(f) This Trademark Security Agreement and the liens and security interests granted hereunder shall automatically terminate upon the termination of the Commitments and the payment and satisfaction in full of all outstanding and unpaid Obligations in immediately available funds and the delivery of cash collateral to Secured Party (or at Secured Party’s option, a letter of credit issued for the account of Debtor) to the extent required under Section 13.1 of the Loan Agreement, and promptly upon such termination, Secured Party shall cause to be released, reassigned, transferred or delivered to Debtor, as applicable, any remaining Collateral.

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Trademark Security Agreement as of the day and year first above written.

GREGG APPLIANCES, INC.

By:	/s/ Jerry W. Throgmartin
	Name:	Jerry W. Throgmartin
	Title:	Chief Executive Officer

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent

By:	/s/ Vicky L. Balmont
	Name:	Vicky L. Balmont
	Title:	Executive Vice President

STATE OF ___________	)
	)	ss.:
COUNTY OF _________	)

On this      day of February, 2005, before me personally came                     , to me known, who being duly sworn, did depose and say that he is the                      of Gregg Appliances, Inc., the corporation which executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of said corporation.

Notary Public

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On this      day of February, 2005, before me personally came Vicky L. Balmot, to me known, who being duly sworn, did depose and say, that she is the Executive Vice President of Congress Financial Corporation (Central), the corporation described in and which executed the foregoing instrument and that she signed her name thereto by order of the Board of Directors of said corporation.

Notary Public

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